SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]      Preliminary Proxy Statement               Confidential, for Use of the
[X]      Definitive Proxy Statement                Commission Only (as permitted
[ ]      Definitive Additional Materials           by Rule 14a-6(e)(2))     [ ]
[ ]      Soliciting Material Pursuant to
             Rule 14a-11(c) or Rule 14a-12

                             SOUTHWEST BANCORP, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

         Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1. Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------
         2. Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------
         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------
         4. Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
         5. Total Fee Paid:

            --------------------------------------------------------------------


[ ]      Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1. Amount Previously Paid:

         2. Form, Schedule or Registration Statement No.:

         3  Filing Party:

         4. Date Filed:

                                   Oklahoma's
                             SOUTHWEST BANCORP, INC.


                                 March 14, 2003

Dear Fellow Shareholder:

         We invite you to attend our 2003 Annual Meeting of Shareholders to be held in the Auditorium, Room 215, of the Stillwater Public Library, 1107 South Duck Street, Stillwater, Oklahoma on Thursday, April 24, 2003 at 11:00 a.m., Central Time.

         At our Annual Meeting, we will discuss highlights of the past year and the first quarter of 2003. The 2002 results are presented in detail in the enclosed Annual Report.

         The Annual Meeting has been called for the election of directors and to consider any other matters as may properly come before the Annual Meeting or any adjournments. Directors and officers of Southwest, as well as representatives of Ernst & Young LLP, Southwest's independent auditors, will be present to respond to any questions the shareholders may have.

         YOUR VOTE IS IMPORTANT TO SOUTHWEST. Please complete the proxy card and return it in the enclosed, postage-paid envelope.

         Thank you for investing in Southwest.

         You also are invited to a reception and dinner on the evening of Wednesday, April 23, 2003, at 6:30 p.m. in Stillwater, Oklahoma. If you plan to attend this reception and dinner please fill out the enclosed card and return it to us by April 17, 2003, so we may make the proper arrangements.

                                              Sincerely,

                                              /s/ Rick Green
                                              -----------------------
                                                  Rick Green

                             SOUTHWEST BANCORP, INC.
                              608 SOUTH MAIN STREET
                           STILLWATER, OKLAHOMA 74074
                                 (405) 372-2230

                            NOTICE OF ANNUAL MEETING
                                 APRIL 24, 2003

         The Annual Meeting of Shareholders of Southwest Bancorp, Inc. ("Southwest"), will be held in the Auditorium, Room 215, of the Stillwater Public Library, 1107 South Duck Street, Stillwater, Oklahoma at 11:00 a.m., Central Time, on Thursday, April 24, 2003.

         The Annual Meeting is for the purpose of considering and acting upon:
         1.  The election of three directors of Southwest; and
         2. The transaction of such other matters as may properly come before the Annual Meeting or any adjournments thereof.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE PERSONS NOMINATED FOR ELECTION. The Board is not aware of any other business to come before the Annual Meeting.

         Only shareholders of record at the close of business on March 7, 2003, will be entitled to vote at the Annual Meeting and any adjournments or postponements. A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed. Whether or not you attend the meeting in person, it is important that your Southwest shares be represented and voted. Please vote by completing, signing and dating your proxy card, and returning it as soon as possible in the enclosed, postage-paid envelope. You may change your proxy later or vote in person at the meeting, if you wish.

         A complete list of shareholders entitled to vote at the Annual Meeting will be open for examination by any shareholder for any purpose germane to the Annual Meeting during ordinary business hours at Southwest's main office during the ten days prior to the Annual Meeting.

         The proxy statement, voting instruction card, and Southwest's 2002 Annual Report are being distributed on or about March 14, 2003.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Kerby E. Crowell
                                              -------------------------
                                              KERBY E. CROWELL
Stillwater, Oklahoma                          SECRETARY
March 14, 2003

                           P R O X Y S T A T E M E N T

                       Q U E S T I O N S AND A N S W E R S

Q:       WHAT AM I VOTING ON?
A: You are voting on the re-election of the following three directors, James E. Berry II, Joe Berry Cannon, and Robert B. Rodgers, each for a three-year term. (See page 2.)

--------------------------------------------------------------------------------

Q:       WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
A: Shareholders of Southwest's common stock as of the close of business on March 7, 2003 (the Record Date) are entitled to vote at the meeting.

--------------------------------------------------------------------------------

Q:       HOW DO I VOTE?
A: You may vote by completing, signing, and dating the proxy card, and returning it in the enclosed, postage-paid envelope. If you return your signed proxy card but do not indicate your voting preference, your card will be voted in favor of the re-election of all three directors. You have the right to revoke your proxy any time before the Annual Meeting, and shareholders who attend the meeting may withdraw their proxies and vote in person if they wish.

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Q:       IS MY VOTE CONFIDENTIAL?
A: Yes, only the inspectors of election and a limited number of employees and transfer agent personnel associated with processing the votes will know how you cast your vote.

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Q:       WHO WILL COUNT THE VOTES?
A: Computershare Investor Services, LLC, Southwest's transfer agent, will tabulate the votes.

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Q:       WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE PROXY CARD?
A: If you receive more than one proxy card, it indicates that you own shares in more than one account, or your shares are registered in various names. You should vote all proxy cards you receive by completing, signing, dating, and returning each proxy card in the enclosed, postage-paid envelope.

--------------------------------------------------------------------------------

Q:       WHAT CONSTITUTES A QUORUM AT THE ANNUAL MEETING?
A: On the Record Date, there were 5,862,861 shares of Southwest common stock issued and outstanding. Each share is entitled to one vote on all matters voted on at the Annual Meeting. A majority of the outstanding shares, present or represented by proxy, will be a quorum for the Annual Meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. Abstentions and shares held for you by your broker or nominee (broker shares) that are voted on any matter are included in the quorum. Broker shares that are not voted on any matter are not included in the quorum and are not included in determining the number of votes cast in the election of directors.

--------------------------------------------------------------------------------

Q:       WHO MAY ATTEND THE ANNUAL MEETING?
A: All shareholders as of the Record Date may attend, although seating is limited.

--------------------------------------------------------------------------------

Q: WHAT PERCENTAGE OF SOUTHWEST STOCK DID DIRECTORS AND EXECUTIVE OFFICERS OF SOUTHWEST OWN ON THE RECORD DATE?
A: Together, they owned approximately 10% of Southwest issued and outstanding common stock.

--------------------------------------------------------------------------------

Q:       WHO PAYS FOR THIS PROXY SOLICITATION AND HOW WILL SOLICITATION OCCUR?
A: Southwest's Board of Directors is soliciting this proxy, and Southwest will pay the cost of the solicitation. In addition to the use of the mail, employees of Southwest may solicit proxies personally or by telephone, fax, or electronic mail, without additional compensation. Banks, brokerage houses and other nominees and fiduciaries are requested to forward the proxy material to beneficial owners of Southwest stock and to obtain authorization to execute proxies on behalf of the beneficial owners. Upon request, Southwest will reimburse these parties for their reasonable expenses in forwarding proxy material to beneficial owners.

--------------------------------------------------------------------------------

                       PROPOSAL I -- ELECTION OF DIRECTORS

         Your Board of Directors is currently composed of twelve members. All of Southwest's directors also serve as directors of the Stillwater National Bank and Trust Company, Southwest's banking subsidiary. Directors of Southwest are divided into three classes and are elected for terms of three years and until their successors are elected and qualified. At the Annual Meeting, three directors will be elected for terms expiring at the 2006 Annual Meeting.

         The Board of Directors has nominated for re-election, James E. Berry II, Joe Berry Cannon, and Robert B. Rodgers, all of whom are currently directors, each to serve for a term of three years and until his or her successor is elected and qualified. Each nominee must be elected by a plurality of shares voted in this election. The individuals named as proxies on your proxy card will vote for the election of each nominee unless you withhold authorization.

         Each shareholder voting in the election of directors is entitled to cumulate his or her votes by multiplying the number of shares of common stock owned of record by the shareholder on the Record Date by the number of directors to be elected. Each shareholder is then entitled to cast his or her total cumulated votes for one nominee or distribute his or her votes among any number of the nominees being voted on at the Annual Meeting. Shareholders may not cumulate their votes on the form of proxy solicited by the Board of Directors. In order to cumulate votes, shareholders must attend the meeting and vote in person or make arrangements with their own proxies. UNLESS OTHERWISE SPECIFIED IN THE PROXY, HOWEVER, THE RIGHT IS RESERVED, IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS, TO VOTE CUMULATIVELY, AND TO DISTRIBUTE VOTES AMONG SOME OR ALL OF THE NOMINEES OF THE BOARD OF DIRECTORS IN A MANNER OTHER THAN EQUALLY SO AS TO ELECT AS DIRECTORS THE MAXIMUM POSSIBLE NUMBER OF SUCH NOMINEES.

         Each nominee has agreed to serve a three-year term, if elected. If any nominee is unable to stand for re-election at this Annual Meeting, the Board may reduce its size or nominate an alternate candidate, and the proxies will be voted for the alternate candidate.

         YOUR BOARD RECOMMENDS A VOTE FOR THESE DIRECTORS.

                                DIRECTOR NOMINEES

JAMES E. BERRY II                                            DIRECTOR SINCE 1998

         Mr. Berry, age 57, has served as a director of Southwest and Stillwater National since being appointed to the Board of Directors in June 1998. Since 1988, Mr. Berry has been the owner of Shading Concepts, which manufactures and sells solarium draperies. From 1973 to 1988, Mr. Berry was a stockbroker in Oklahoma City with a major Wall Street firm. J. Berry Harrison, Betty B. Kerns, and Robert B. Rodgers are his cousins.

JOE BERRY CANNON                                             DIRECTOR SINCE 1981

         Mr. Cannon, age 66, has been a director of Southwest since its inception in 1981 and a director of Stillwater National since 1961. He is a Professor of Management at Oral Roberts University School of Business in Tulsa, Oklahoma. Mr. Cannon served as Chairman, President, Chief Executive Officer and Senior Trust Officer of First National Bank and Trust Co. in Blackwell, Oklahoma from 1968-1991. He has been a member of the Kiwanis Club, a member of the First United Methodist Church Board of Directors, and a member of the American and Oklahoma Bar Associations.

ROBERT B. RODGERS                                            DIRECTOR SINCE 1996

         Mr. Rodgers, age 49, has been a director of Southwest and Stillwater National since February 1996, and Chairman of the Board since December 31, 1999. He previously served as Vice Chairman of the Board, beginning in May 1999. Mr. Rodgers is president of Bob Rodgers Motor Company in Pauls Valley, Oklahoma, and is owner of Rapid Roberts Enterprises. He is director and former President and Chairman of the Board of Directors of CDI II, a credit life insurance company headquartered in Oklahoma City, Oklahoma. Mr. Rodgers also serves on the Board of Directors and is Regional Vice President of the Oklahoma Auto Dealers Association. James E. Berry II, J. Berry Harrison and Betty B. Kerns are his cousins.

                         DIRECTORS CONTINUING IN OFFICE

                              TERM EXPIRING IN 2004

THOMAS D. BERRY                                              DIRECTOR SINCE 1981

         Mr. Berry, age 59, has been a director of Southwest since its inception in 1981 and has been a director of Stillwater National since 1978. He is involved in oil and gas exploration in North Central Oklahoma, and is an Auctioneer and Real Estate Broker in Stillwater, Oklahoma.

RICK GREEN                                                   DIRECTOR SINCE 1998

         Mr. Green, age 55, was appointed the Chief Executive Officer of Southwest and Stillwater National effective January 1, 1999. Mr. Green previously served as Chief Operating Officer, President of the Central Oklahoma division of Stillwater National, and Executive Vice President of Stillwater National. He is a member of the Oklahoma City and Edmond Chambers of Commerce and has served as Chair/Ambassador of the Stillwater Chamber of Commerce, on the Oklahoma State University Alumni Association Homecoming and Honor Students Committees, as Chairman of Payne County Youth Services, as Co-Chairman of the United Way of Stillwater Fund Drive and as a member of the Advisory Board of the Oklahoma State University Technical Institute. He is a member of the Commercial Real Estate Association of Oklahoma City, the Oklahoma and Oklahoma City Homebuilders Associations, and past member of the Stillwater Medical Center Committee on Physician Recruitment. Mr. Green is also a member of Leadership Stillwater and Leadership Oklahoma City. Mr. Green continues to be active as an alumnus of Oklahoma State University, serving on various committees and boards, including the Board of Governors of the Oklahoma State University Development Foundation.

DAVID P. LAMBERT                                             DIRECTOR SINCE 1981

         Mr. Lambert, age 63, has been a director of Southwest since its inception. He has been a director of Stillwater National since 1979. Mr. Lambert has served as President and Chief Executive Officer of the Lambert Construction Company, Stillwater, Oklahoma since 1974, and is a Trustee of the Oklahoma Construction Advancement Foundation, and a member and past chairman of the Stillwater Chamber of Commerce and the Direct Associated General Contractors of America.

LINFORD R. PITTS                                             DIRECTOR SINCE 1981

         Mr. Pitts, age 65, has been a director of Southwest since its inception. He has been a director of Stillwater National since 1977. He is President of Stillwater Transfer & Storage Company in Stillwater, Oklahoma, and invests in real estate and in oil and gas properties. Mr. Pitts is a member of the Past President's Council of the Stillwater Chamber of Commerce.

STANLEY R. WHITE                                             DIRECTOR SINCE 1998

         Mr. White, age 56, was appointed President, Managing Director & Senior Trust Officer, Tulsa Region, in September 2001. Prior to this appointment, he had been Chief Lending Officer since December 1995 and was President of the Stillwater division of Stillwater National from 1991 to 1995. Mr. White joined Stillwater National in 1974. He is a past member and past Chairman of the Board of Trustees of the Stillwater Medical Center, past Director of the Stillwater Public Education Foundation, the Judith Karman Hospice, United Way, March of Dimes, and the Stillwater Rotary, and past President of the Stillwater Chamber of Commerce and the Stillwater Industrial Foundation. Mr. White also has served as Director of the Oklahoma State University Alumni Association and the Oklahoma State Chamber of Commerce, past Board Member of the Oklahoma Law Enforcement Retirement Board, and currently serves as Director of the Oklahoma Medical Research Foundation, member and past Director of Leadership Oklahoma, past Vice President of Leadership Oklahoma Alumni, past Chairman and Trustee of the Board of Governors of the Oklahoma State University Foundation, and is a past Director of Oklahoma Academy for State Goals. Mr. White also is past Chairman of the Oklahoma Bankers Association, and past Chairman of the Oklahoma Bankers Association Government Relations Council. He is a member of the American Bankers Association Government Relations Council, Director of the Texas Chapter and Senior Member of the Robert Morris Association, and member of the Oklahoma State University Heritage Society. Mr. White received the Oklahoma State University Alumni Association Distinguished Alumni Award in 2000.

                              TERM EXPIRING IN 2005

J. BERRY HARRISON                                            DIRECTOR SINCE 1991

         Mr. Harrison, age 64, is an Oklahoma State Senator, and has been a rancher and farmer in Fairfax, Oklahoma since 1962. Mr. Harrison serves as Conservation District Director of Osage County, President of the Oklahoma Association of Conservation Districts, and is a member of many other civic groups in his Senate District. James E. Berry II, Betty B. Kerns, and Robert B. Rodgers are his cousins.

ERD M. JOHNSON                                               DIRECTOR SINCE 1988

         Mr. Johnson, age 73, is Operating Partner of Johnson Oil Partnership, Midland, Texas. Mr. Johnson is a retired Petroleum Engineer and was Operating Partner of Johnson Ranch, Fairfax, Oklahoma before its liquidation in 1997. Mr. Johnson served from 1984-87 as a director of Beefmaster Breeders Universal, and from 1987-89 as its Treasurer. Mr. Johnson is a former

Trustee and Treasurer of Trinity School of Midland, Texas and a former director and president of The Racquet Club, Midland, Texas.

BETTY B. KERNS                                               DIRECTOR SINCE 2000

         Ms. Kerns, age 58, was elected a director by the Board of Directors of Southwest and Stillwater National in December 1999 and began service in January 2000. She is the owner of Betty Kerns & Associates, governmental affairs consultants and is currently a board member of the Stillwater Medical Center Authority. Her firm has represented many governmental, corporate, charitable, trade association, and other clients. Ms. Kerns previously was involved in politics and the Oklahoma state government as a campaign organizer and Senate staff member. She has served on the Board of Directors of the Payne County Sheltered Workshop, Payne County CASA Association, the Professional Responsibility Commission of the Oklahoma Bar Association (Vice Chairman), and an officer of state and local political party organizations. James E. Berry II,
J. Berry Harrison, and Robert B. Rodgers are her cousins.

RUSSELL W. TEUBNER                                           DIRECTOR SINCE 2000

         Mr. Teubner, age 46, was elected a director by the Board of Directors of Southwest and Stillwater National in December 1999 and began service in January 2000. He is a board member of Esker S.A., a global enterprise connectivity software vendor. His association with Esker began in June 1998, when he announced the merger of Teubner & Associates, Inc. with Esker. Mr. Teubner was founder and CEO of Teubner & Associates. The Stillwater Chamber of Commerce honored him as Citizen of the Year in 1992, Small Business Person of the Year in 1991-92, and Small Business Exporter of the Year in 1992-93. In 1993, he received the Outstanding Young Oklahoman award given annually by the Oklahoma Jaycees. In 1997, Oklahoma State University named Mr. Teubner as a recipient of their Distinguished Alumni Award. During 1996 and 1997 he served on the Citizen's Commission on the Future of Oklahoma Higher Education. Currently, he serves on the board of TMSSequoia, a software company, as well as the OSU Education and Research Foundation, the Oklahoma Technology Development Corporation, the Stillwater Center for Business Development, and the Global Commerce Network, a non-profit organization devoted to helping business leaders extend their influence into the social sector. Mr. Teubner is also a director of the Oklahoma City branch of the Federal Reserve Bank of Kansas City.

                          BOARD MEETINGS AND COMMITTEES

         Southwest's Board conducts its business through meetings of the Board and of its committees. The Board meets monthly and may have additional special meetings. The Board met twelve times during 2002. Each director attended at least 83% of the total number of meetings of the Board and the committees on which he or she served.

         The Audit Committee of the Board reviews Southwests' auditing, accounting, credit, financial and regulatory reporting and internal control functions. This committee also recommends the firm to be retained by Southwest as its independent auditors. The members of the Audit Committee are neither officers nor employees of Southwest or Stillwater National and are independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers Listing Standards. The Committee has adopted a written charter, which has been approved by the Board of Directors. The committee met ten times in 2002. Current members are Joe Berry Cannon, Betty B. Kerns, Russell
W. Teubner, and Linford R. Pitts, Chairman.

         The Compensation Committee of the Board reviews Southwest's compensation policies and employee benefit plans and programs, including their establishment, modification, and administration. In addition, this committee recommends compensation for Southwest's executive officers, determines management incentive awards and stock option grants to eligible officers, recommends changes in director compensation. All members of this committee are non-employee directors. The committee met six times in 2002. Current members are James E. Berry II, Erd M. Johnson, Betty B. Kerns, David P. Lambert, Linford R. Pitts, and Russell W. Teubner, Chairman. Robert B. Rodgers, Chairman of the Board of Directors, is an ex-officio member of the Compensation Committee. In 2002, no Southwest executive officer served as a member of the compensation committee of another entity that had an executive officer who served as a Southwest director, and no Southwest executive officer served as a director of another entity that had an executive officer serving on Southwest's Compensation Committee.

         The Nominating Committee recommends persons for election as directors. Current members are J. Berry Harrison, Betty B. Kerns, David P. Lambert, and Robert B. Rodgers, Chairman. The Board will consider nominees recommended by shareholders, but has not established any procedures for submission of such recommendations.

                              DIRECTOR COMPENSATION

         During 2002, the Chairman of the Board of Directors of Southwest received an annual retainer of $16,000, the Chairmen of the Loan, Audit and Compensation Committees each received an annual retainer of $11,000, and other non-officer Directors of Southwest each received an annual retainer of $8,000. In addition, non-officer Directors received fees of $750 per board meeting attended and a committee meeting fee of $300 per meeting if the meeting was held the same day as the board meeting, or $600 if the committee meeting was held on another day. Directors who also serve as Southwest officers did not receive these fees.

             COMMON STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

         The shares of Southwest's common stock and trust preferred securities that were beneficially owned on the Record Date by persons who were directors and officers on that date, are shown below.

                                               COMMON STOCK                TRUST PREFERRED SECURITIES
                                        ----------------------------    ---------------------------------
                                        AMOUNT AND                        AMOUNT AND
                                        NATURE OF       PERCENTAGE        NATURE OF          PERCENTAGE
                                        BENEFICIAL       OF SHARES        BENEFICIAL        OF SECURITIES
NAME                                   OWNERSHIP (1)   OUTSTANDING (2)   OWNERSHIP (1)     OUTSTANDING (2)
----                                   -------------   --------------    --------------    ---------------
James E. Berry II                         45,625 (3)         *                  500                *
Thomas D. Berry                           25,999 (4)         *
Joe Berry Cannon                          49,911 (5)         *
Rick Green                                63,369 (6)         1.07%
J. Berry Harrison                         54,063 (7)         *
Erd M. Johnson                            94,883 (8)         1.62
Betty B. Kerns                             5,075 (9)         *
David P. Lambert                          24,353 (10)        *
Linford R. Pitts                          12,909 (11)        *
Robert B. Rodgers                         32,992 (12)        *
Russell W. Tuebner                        11,527 (13)        *
Stanley R. White                          23,661 (14)        *
Kerby E. Crowell                          60,078 (15)        1.02
Jerry Lanier                              19,323 (16)        *
Kimberly G. Sinclair                      31,818 (17)        *

All Directors and Executive
  Officers as a Group
  (22 persons)                           615,642 (18)       10.09%            2,600                *

-----------------
 *       Less than one percent of shares outstanding.
(1) Beneficial ownership is defined by rules of the Securities and Exchange Commission, and includes shares that the person has or shares voting or investment power over and shares that the person has a right to acquire within 60 days from March 7, 2003. Unless otherwise indicated, ownership is direct and the named individual exercises sole voting and investment power over the shares listed as beneficially owned by such person. A decision to disclaim beneficial ownership is made by the individual, not Southwest.
(2) In calculating the percentage ownership of each named individual and the group, the number of shares outstanding includes any shares that the person or the group has the right to acquire within 60 days of March 7, 2003.
(3) Excludes 18,800 shares held by his spouse and children and 95,485 shares of which he has voting power under terms of a trust, and includes 975 shares that Mr. Berry has the right to acquire within 60 days of March 7, 2003, pursuant to the exercise of stock options.
(4) Includes 975 shares that Mr. Berry has the right to acquire within 60 days of March 7, 2003, pursuant to the exercise of stock options.
(5) Excludes 27,405 shares beneficially owned by his spouse, as trustee, and 1,492 shares held by his spouse. Includes 975 shares that Mr. Cannon has the right to acquire within 60 days of March 7, 2003, pursuant to the exercise of stock options.
(6) Includes 420 shares held jointly with his spouse and 3,190 shares held by his spouse. Includes 59,759 shares that Mr. Green has the right to acquire within 60 days of March 7, 2003, pursuant to the exercise of stock options.
(7) Includes 975 shares that Mr. Harrison has the right to acquire within 60 days of March 7, 2003, pursuant to the exercise of stock options.
(8) Excludes 17 shares held by his spouse. Includes 4,450 shares held by Johnson Oil Partnership of which Mr. Johnson is a general partner. Includes 975 shares that Mr. Johnson has the right to acquire within 60 days of March 7, 2003, pursuant to the exercise of stock options.
(9) Excludes 4,132 shares beneficially owned by her spouse. Includes 975 shares that Ms. Kerns has the right to acquire within 60 days of March 7, 2003, pursuant to the exercise of stock options.
(10) Includes 10,500 shares held by his spouse. Includes 975 shares that Mr. Lambert has the right to acquire within 60 days of March 7, 2003, pursuant to the exercise of stock options.
(11) Includes 975 shares that Mr. Pitts has the right to acquire within 60 days of March 7, 2003, pursuant to the exercise of stock options. (notes continued on following page)

(12) Excludes any shares owned by his father, James W. Rodgers, Jr., and his mother, Sarah Jane Berry Rodgers. Includes 1,233 shares held by his children and as custodian under an individual retirement account and 975 shares that Mr. Rodgers has the right to acquire with 60 days of March 7, 2003, pursuant to the exercise of stock options.
(13) Includes 2,475 shares that Mr. Teubner has the right to acquire within 60 days of March 7, 2003, pursuant to the exercise of stock options.
(14) Includes 13,815 shares that Mr. White has the right to acquire within 60 days of March 7, 2003, pursuant to the exercise of stock options.
(15) Includes 53,681 shares that Mr. Crowell has the right to acquire within 60 days of March 7, 2003, pursuant to the exercise of stock options.
(16) Includes 19,197 shares that Mr. Lanier has the right to acquire within 60 days of March 7, 2003, pursuant to the exercise of stock options.
(17) Includes 25,934 shares that Ms. Sinclair has the right to acquire within 60 days of March 7, 2003, pursuant to the exercise of stock options.
(18) Includes shares held by certain directors and executive officers as custodians under Uniform Transfers to Minors Acts, by their spouses and children, and for the benefit of certain directors and executive officers as custodians under individual retirement accounts ("IRAs") and living trusts. Includes 240,111 shares that executive officers and directors have the right to acquire within 60 days of March 7, 2003, pursuant to the exercise of stock options.

               OWNERS OF MORE THAN 5% OF SOUTHWEST'S COMMON STOCK

         Beneficial owners of more than 5% of the common stock are required to file certain ownership reports under the federal securities laws. The following table shows the common stock beneficially owned by persons who have filed these reports reporting beneficial ownership that exceeds 5% of Southwest's outstanding common stock at March 7, 2003.

                                            AMOUNT AND NATURE     PERCENTAGE
                                              OF BENEFICIAL        OF SHARES
NAME                                          OWNERSHIP (1)      OUTSTANDING (2)
----                                          -------------      ---------------

FMR Corp                                        399,779  (3)         6.82%

Joyce P. Berry                                  331,351  (4)         5.65

Wellington Management Company, LLP              300,700  (5)         5.13

Delphi Management, Inc.                         295,000  (6)         5.03

-------------------
(1) Beneficial ownership is defined by rules of the Securities and Exchange Commission, and includes shares that the person has or shares voting or investment power over. Unless otherwise indicated, ownership is direct and the named individual exercises sole voting and investment power over the shares listed as beneficially owned by such person. A decision to disclaim beneficial ownership or to include shares held by others is made by the shareholder, not by Southwest.
(2) Calculated by Southwest based upon shares reported as beneficially owned by the listed persons and shares of Southwest common stock outstanding at March 7, 2003.
(3)      The address of FMR Corp is 82 Devonshire Street, Boston, Massachusetts
         02109.
(4) The address of Joyce P. Berry is 2005 West Third Street, Stillwater, Oklahoma 74074. Does not include shares held by her children as to which she disclaims beneficial ownership.
(5) The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. (6) The address of Delphi Management, Inc. is 50 Rowes Wharf, Suite 540, Boston, Massachusetts 02110.

                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

         The following table summarizes compensation earned by or awarded to Southwest's Chief Executive Officer and Southwest's four most highly compensated other executive officers (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM COMPENSATION
                                                                --------------------------
                                                                   AWARDS        PAYOUTS
                                                                   ------        -------
                                      ANNUAL COMPENSATION (1)   SECURITIES
NAME AND                           --------------------------   UNDERLYING        LTIP       ALL OTHER
PRINCIPAL POSITION                 YEAR    SALARY     BONUS    OPTIONS/SARS (2)  PAYOUTS   COMPENSATION (3)
------------------                 ----    ------     -----    ----------------  -------   ----------------
Rick Green                         2002   $325,000   $ 76,050     19,438            --        $ 45,348
  President and                    2001    290,000     76,560         --            --          21,994
  Chief Executive Officer          2000    250,000     76,250     30,000            --          33,050

Stanley R. White                   2002    215,000     58,488      9,947            --          21,116
  President, Managing Director     2001    182,500     40,459         --            --          19,760
  and Senior Trust Officer         2000    150,000     12,500     10,500            --          33,050
  Tulsa Region

Kerby E. Crowell                   2002    160,000     26,560      6,497            --          23,601
  Executive Vice President,        2001    139,750     28,090         --            --          18,924
  Chief Financial Officer, and     2000    130,000     10,000      7,500            --          17,718
  Secretary

Jerry L. Lanier                    2002    160,000     21,520      5,846            --          18,433
  Executive Vice President and     2001    125,750     17,731         --            --          14,899
  Chief Lending Officer            2000    100,000     10,000      7,500            --          13,884

Kimberly G. Sinclair               2002    145,000     24,215      6,276            --          18,025
  Executive Vice President and     2001    135,000     38,789         --            --          17,465
  Chief Administrative Officer     2000    123,125     10,000     10,000            --          16,862

(1) The value of other annual compensation did not exceed the lesser of $50,000 or 10% of salary and bonus for any Named Executive Officer.
(2) In each case, represents stock options granted under Southwest's Stock Option Plan. Shares adjusted for 3:2 stock split effected August 29, 2001.
(3) Amounts for 2002 included Profit Sharing Plan and Supplemental Profit Sharing Plan credits and contributions of $40,768 for Mr. Green; and Profit Sharing Plan contributions of $20,032 for Mr. White, $19,021 for Mr. Crowell, $17,853 for Mr. Lanier, and $17,615 for Ms. Sinclair. Southwest accrues expense to the Supplemental Profit Sharing Plan in amounts sufficient to ensure that Mr. Green obtains the same profit sharing contribution as a percentage of compensation as other officers and employees of Southwest without regard to limitations of the qualified profit sharing plan. The Supplemental Profit Sharing Plan is unfunded.

                              OPTION GRANTS IN 2002

                                                                             VALUES AT ASSUMED
                      NUMBER OF    % OF TOTAL                                  ANNUAL RATES OF
                     SECURITIES      OPTIONS                               STOCK PRICE APPRECIATION
                     UNDERLYING    GRANTED TO                                  FOR OPTION TERM (3)
                       OPTIONS      EMPLOYEES    EXERCISE   EXPIRATION     ------------------------
NAME                 GRANTED (1)     IN YEAR     PRICE (2)      DATE          5%              10%
----                 -----------  -------------  --------- -------------   --------        --------
Rick Green             17,975       15.99%       $18.73     01-25-2007      $100,587        $222,271

Stanley R. White        8,484        8.18%       $18.73     01-25-2007      $ 51,473        $113,742

Kerby E. Crowell        6,497        5.35%       $18.73     01-25-2007      $ 33,620        $ 74,292

Jerry L. Lanier         5,846        4.81%       $18.73     01-25-2007      $ 30,252        $ 66,848

Kimberly G. Sinclair    6,276        5.16%       $18.73     01-25-2007      $ 32,477        $ 71,765

(1) Options granted vested one-third upon the date of grant and an additional one-third upon each of the next two anniversaries of the date of grant.
(2) In each case, the exercise price was equal to the market price of the Common Stock on the date of Grant.
(3) The rates of appreciation are used for illustration only. No assurance can be given that actual experience will correspond to the assumed rates.

                             YEAR-END OPTION VALUES

         The number and potential realizable value at the end of the year of options held by each of the Named Executive Officers are shown below.

                                                    NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                                     OPTIONS AT YEAR-END                AT YEAR-END (1)
                   SHARES ACQUIRED    VALUE     --------------------------------------------------------------
NAME                 ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE       EXERCISABLE   UNEXERCISABLE
----                 -----------     --------   -----------   -------------       -----------   -------------

Rick Green                 0         $   0.00      77,281         62,158            $1,135,565     $  791,513
Stanley R. White           0         $   0.00      49,066         31,381            $  793,115     $  427,810
Kerby E. Crowell           0         $   0.00      50,016         23,981            $  793,609     $  268,103
Jerry L. Lanier            0         $   0.00      15,749         20,097            $  163,750     $  210,703
Kimberly G. Sinclair   9,600         $168,768      13,342         28,934            $  170,821     $  409,360

------------------
(1) Calculated based on the product of: (a) the number of shares subject to options and (b) the difference between the fair market value of the underlying common stock at December 31, 2002, based on the average of the high and low sale prices of the common stock on December 31, 2002, as reported on the Nasdaq National Market of $26.27 per share, and the exercise price of the options of $8.50 to $18.73 per share.

No stock appreciation rights ("SARs") were exercised by the Named Executive Officers during 2002. No SARs were held by any Named Executive Officer at year-end. No options or SARs held by any Named Executive Officer repriced during Southwest's last ten full years.

                             SEVERANCE ARRANGEMENTS

         Stillwater National has adopted a Severance Compensation Plan pursuant to which Messrs. Green, White, and Crowell and Ms. Sinclair are entitled to lump-sum severance compensation upon a qualifying termination of service equal to a percentage of their respective total annual base compensation in effect at the date of termination. For purposes of the Severance Compensation Plan, a qualifying termination of service is defined as either an involuntary termination of service or a voluntary termination of service for good reason, in either case within two years following a change-in-control occurring after the effective date of the Severance Compensation Plan. Good reason would include:
(i) a reduction in their base salary; (ii) their assignment without their consent to a location other than in Oklahoma; (iii) the failure to maintain them in a position of comparable authority or responsibility; or (iv) a material reduction in their level of incentive compensation or benefits. A change-in-control is deemed to occur whenever: (i) any entity or person becomes the beneficial owner of or obtains voting control over 50% or more of the outstanding shares of common stock of either Southwest or Stillwater National;
(ii) the shareholders of either Southwest or Stillwater National approve (a) a merger or consolidation in which Southwest or Stillwater National is not the survivor or pursuant to which the outstanding shares of either would be converted into cash, securities or other property of another corporation other than a transaction in which shareholders maintain the same proportionate ownership interests, or (b) a sale or other disposition of all or substantially all of the assets of either Southwest or Stillwater National; or (iii) there shall have been a change in a majority of the Boards of Directors of either Southwest or Stillwater National within a twelve-month period unless each new director was approved by the vote of two-thirds of the directors still in office who were in office at the beginning of the twelve-month period. Messrs. Green, White, and Crowell and Ms. Sinclair, would have received lump-sum severance payments of $325,000, $215,000, $160,000, and $145,000, respectively, upon a qualifying termination of service if such termination had occurred on December 31, 2002.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         As members of the Compensation Committee, it is our duty to review compensation policies applicable to senior officers; to consider the relationship of corporate performance to that compensation; to recommend salary and bonus levels for senior officers for consideration by the Boards of Directors of Southwest and Stillwater National; and to administer various incentive plans.

         Southwest seeks to establish market-competitive compensation for its senior officers that rewards achievement of Southwest goals. Under the compensation policies of Southwest, which are endorsed by the Compensation Committee, compensation is paid based both on the senior officer's knowledge, skills and performance and the performance of the company. The base compensation of the officers is based upon the Committee's assessment of comparable base salaries and the officer's proficiency and performance. Regular annual bonuses and grants under the Company's Stock Option Plan are based upon Southwest's and the officer's performance. Eighty percent of the annual bonus and option grants for the Chief Executive Officer is based upon Southwest's performance, and twenty percent is based upon personal performance. In assessing the performance of Southwest for purposes of compensation decisions, the Compensation Committee considers actual versus targeted (i) increases in annual earnings per share,
(ii) annual returns on average shareholders' equity, and (iii) annual returns on average assets. Awards of regular bonuses are based upon the performance in the most recent year. Stock option awards are based upon cumulative performance over a three-year period. Additional performance bonuses and option grants also may be made within the discretion of the Compensation Committee and the Board of Directors. The Compensation Committee also may consider other factors, and may change the basis of assessing Southwest's performance. Southwest's policy is not a plan or contract that conveys rights to base compensation, bonuses, or grants of options, all of which are discretionary.

         The Committee conducted a review of the Chief Executive Officer's base compensation in December 2001. As a result of this review, Mr. Green's salary was increased by $35,000 to $325,000 effective January 1, 2002. A regular bonus of $76,050 was awarded to Mr. Green in February 2003 based upon 2002 performance.

         No member of the Compensation Committee is a former or current officer or employee of Southwest or Stillwater National.

March 10, 2003

                                                    Russell W. Teubner, Chairman
                                                    James E. Berry II
                                                    Erd M. Johnson
                                                    Betty B. Kerns
                                                    David P. Lambert
                                                    Linford R. Pitts

                          STOCK PERFORMANCE COMPARISONS

         The following table compares the cumulative total return on a hypothetical investment of $100 in Southwest's common stock at the closing price on December 31, 1997 through December 31, 2002, with the hypothetical cumulative total return on the Nasdaq Stock Market Index (U.S. Companies) and the Nasdaq Bank Index for the comparable period.

                                [OBJECT OMITTED]




                                          ----------- ------------ ---------- ------------ ------------ ------------
                                           12/31/97    12/31/98     12/31/99    12/31/00     12/31/01     12/31/02
                                          ----------- ------------ ---------- ------------ ------------ ------------
    Southwest                                $100       $  95        $  72      $  61          $100         $149
                                          ----------- ------------ ---------- ------------ ------------ ------------
    NASDAQ Stock Market Index (U.S.).         100         141          261        157           125           86
                                          ----------- ------------ ---------- ------------ ------------ ------------
    NASDAQ Bank Index                         100          99           96        109           118          121
                                          ----------- ------------ ---------- ------------ ------------ ------------


                              CERTAIN TRANSACTIONS

         Stillwater National has and expects to have in the future, banking transactions with certain officers and directors of Southwest and Stillwater National and greater than 5% shareholders of Southwest and their immediate families and associates. These transactions are in the ordinary course of business, and loans have been and will be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of Southwest's management, these loans did not involve more than normal risk of collectibility or present other unfavorable features.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely on Southwest's review of the copies of initial statements of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 that it has received in the past year, annual statements of changes in beneficial ownership on Form 5 with respect to the last fiscal year, and written representations that no such annual statement of change in beneficial ownership was required, all directors, executive officers, and beneficial owners of more than 10% of its common stock have timely filed those reports with respect to 2002, except that Russell W. Teubner inadvertently filed two reports on Form 4 for two option exercise transactions after their due dates. Annual grants of options under Southwest's Stock 1999 Option Plan made in January 2002 were reported on Forms 4 in August 2002. Southwest makes no representation regarding persons who have not identified themselves as being subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, or as to the appropriateness of disclaimers of beneficial ownership.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         A representative of Ernst & Young LLP, Southwest's independent certified public accounting firm, is expected to be present at the Annual Meeting to respond to shareholders' questions and will have the opportunity to make a statement.

         Audit Fees. Ernst & Young LLP billed a total of $155,000 for the audit of Southwest's financial statements included in the annual report on Form 10-K for the year-ended December 31, 2002, and the review of quarterly reports on Forms 10-Q filed during that year.

         Other Fees. Ernst & Young LLP billed a total of $82,500 for other services for the year ended December 31, 2002, including $15,000 for audit of Southwest's profit sharing plan.

                          REPORT OF THE AUDIT COMMITTEE

         The Southwest Audit Committee reviews and reports to the board of directors regarding the performance of the internal audit function and independent auditors, the integrity of the financial statements, management's efforts to maintain a system of internal controls, and compliance with legal and regulatory requirements. The Committee (1) has reviewed and discussed the audited financial statements included in Southwest's 2002 Annual Report and Form 10-K with management; (2) has discussed with independent auditors the matters required to be discussed by Statement of Auditing Standards 61; and (3) has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed independence with the independent auditor. Based upon this review, discussion, disclosures, and materials described in (1) through (3), the Committee recommended to the Board of Directors that the audited financial statements be included in the 2002 Annual Report and Form 10-K. The Committee also has considered whether the amount and nature of non-audit services rendered by the independent accountant are consistent with its independence.

March 10, 2003                                      Linford R. Pitts, Chairman
                                                    Joe Berry Cannon
                                                    Betty B. Kerns
                                                    Russell W. Teubner

                                  OTHER MATTERS

         The Board is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted as determined by a majority of the Board of Directors.

                              SHAREHOLDER PROPOSALS

         Any shareholder proposal to take action at the year 2003 Annual Meeting of Shareholders must be received at Southwest's executive office at 608 South Main Street, Stillwater, Oklahoma 74074 no later than November 13, 2003, in order to be eligible for inclusion in Southwest's proxy materials for that meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. Under Southwest's Certificate of Incorporation, a shareholder proposal or nomination for director may be eligible for consideration at an annual or special meeting if written notice is delivered or mailed to the Secretary not less than thirty days nor more than sixty days before the meeting, provided that, if less than forty days notice of the meeting has been given, such written notice may be delivered or mailed by the close of the tenth day after the date notice of the meeting was mailed. Such notices also must include information required by and comply with procedures established by the Certificate of Incorporation.

                       2002 ANNUAL REPORT TO SHAREHOLDERS

         Southwest's 2002 Annual Report to Shareholders, including consolidated financial statements, has been mailed to all shareholders of record as of the close of business on the Record Date. Any shareholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

                                         BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Kerby E. Crowell
                                        ------------------------------
                                        KERBY E. CROWELL
                                        SECRETARY

Stillwater, Oklahoma
March 14, 2003

                           ANNUAL REPORT ON FORM 10-K

         A COPY OF SOUTHWEST'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO: KERBY E. CROWELL, SOUTHWEST BANCORP, INC., P.O. BOX 1988, STILLWATER, OKLAHOMA 74076.

                         PROXY - SOUTHWEST BANCORP, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 24, 2003
                                 --------------


The undersigned hereby appoints J. Berry Harrison, Linford R. Pitts, and Robert
L. Hert, with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held in the Auditorium, Room 215, of the Stillwater Public Library, 1107 South Duck Street, Stillwater, Oklahoma on Thursday, April 24, 2003 at 11:00 a.m., Central Time, and at any and all adjournments thereof, as indicated below and in accordance with the determination of a majority of the Board of Directors with respect to other matters which come before the Annual Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to the shares of Common Stock held of record by the undersigned.

--------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------

ELECTION OF DIRECTORS

The Board of Directors recommends a vote "FOR" each of the listed nominees.

                        FOR     WITHHOLD
   James E. Berry II   [   ]    [   ]     Please mark this box with       [   ]
   Joe Berry Cannon    [   ]    [   ]     an X if you plan to attend the
   Robert B. Rodgers   [   ]    [   ]     Annual Meeting.


INSTRUCTION: To withhold your vote for any individual nominee, insert that nominee's name on the line provided below.

[ ] Please check here if you plan to attend the Annual Meeting.

                              ---------------------

Unless contrary direction is given, the right is reserved in the sole discretion of the Board of Directors to distribute votes among some or all of the above nominees in a manner other than equally so as to elect as directors the maximum possible number of such nominees.

AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, the Company's Proxy Statement for the Annual Meeting and the 2002 Annual Report to Shareholders. Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Signature 1                Signature 2              Date (dd/mm/yyyy)

--------------------       --------------------     --------------------

--------------------       --------------------     --------------------